UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

SWK Credit Agreement

On March 4, 2022, Acer Therapeutics Inc. (the “Company”) entered into a Credit Agreement (the “SWK Credit Agreement”) with the lenders party thereto and SWK Funding LLC (“SWK”), as the agent, sole lead arranger and sole bookrunner, which provides for a senior secured term loan facility in an aggregate amount of $6.5 million in a single borrowing (the “Bridge Loan”). The Bridge Loan may be borrowed upon consummation of the Convertible Note Financing (as defined and described below) as well as the satisfaction of other closing conditions as set forth in the SWK Credit Agreement, but funding is expected to take place no later than March 14, 2022. The proceeds of the Bridge Loan will be used to pay fees, costs and expenses related to the SWK Credit Agreement, the Secured Convertible Note Purchase Agreement (as defined and described below) and the Marathon Credit Agreement (as defined and described below) and for other working capital and general corporate purposes.

The Bridge Loan will bear interest at an annual rate of the sum of (i) 3-month LIBOR (or such other rate as may be agreed by the Company and SWK following the date on which 3-month LIBOR is no longer available), subject to a 1% floor, plus (ii) a margin of 11%, with such interest payable quarterly in arrears. The Company has the option to capitalize such interest commencing on the date on which the Bridge Loan is funded and continuing until November 15, 2022. Commencing on November 15, 2022, the principal amount of the Bridge Loan will amortize at a rate of $650,000 payable quarterly. The final maturity date of the Bridge Loan is (a) if full approval by the United States Food and Drug Administration for marketing of the Company’s product known as ACER-001 (sodium phenylbutyrate) (“ACER-001 Approval”) occurs on or before September 30, 2022, then the date which is 12 business days after ACER-001 Approval, or (b) if ACER-001 Approval does not occur on or before September 30, 2022, then March 4, 2024. The Company has the option to prepay the Bridge Loan in whole or in part. Upon the repayment of the Bridge Loan (whether voluntary or at scheduled maturity), the Company must pay an exit fee so that SWK receives an aggregate amount (inclusive of all principal, interest and origination and other fees paid to SWK under the SWK Credit Agreement) equal to (a) 1.3 times the outstanding principal amount of the Bridge Loan if ACER-001 Approval or such payment occurs on or prior to September 30, 2022, or (b) 1.5 times the outstanding principal amount of the Bridge Loan if each of ACER-001 Approval and such payment does not occur until after September 30, 2022.

The Bridge Loan will be secured by a first priority lien on all assets of the Company and any of its future subsidiaries pursuant to a Guarantee and Collateral Agreement entered into on March 4, 2022, between the Company and SWK, as agent (the “SWK Security Agreement”). The SWK Credit Agreement contains customary representations and warranties and affirmative and negative covenants. The Company will pay to SWK $97,500 in origination fees on the date on which the Bridge Loan is funded.

In addition, the Company issued to SWK a warrant (the “SWK Warrant”) to purchase 150,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at an exercise price of $2.46 per share. SWK may exercise the SWK Warrant in accordance with the terms thereof for all or any part of such shares of Common Stock from the date on which the Bridge Loan is funded until and including March 4, 2029. If the Bridge Loan is not funded by March 14, 2022, then the SWK Warrant automatically expires.

The foregoing description of the SWK Credit Agreement and the SWK Warrant does not purport to be complete and is qualified in its entirety by reference to the SWK Credit Agreement, the SWK Security Agreement and the SWK Warrant, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Secured Convertible Notes

On March 4, 2022, the Company also entered into a Secured Convertible Note Purchase Agreement with MAM Aardvark, LLC (“Marathon”) and Marathon Healthcare Finance Fund, L.P. (“Marathon Fund” and together with “Marathon” each a “Holder” and collectively the “Holders”) (the “Secured Convertible Note Purchase Agreement”) pursuant to which the Company will issue and sell to the Holders secured convertible notes (the “Secured Convertible Notes”) in an aggregate amount of up to $6.0 million (the “Convertible Note Financing”). The Convertible Note Financing is subject to the satisfaction of closing conditions as set forth in the Secured Convertible Note Purchase Agreement, but is expected to take place no later than March 14, 2022. The proceeds of the Convertible Note Financing will be used to pay fees, costs and expenses related to the SWK Credit Agreement, the Secured Convertible Note Purchase Agreement and the Marathon Credit Agreement and for other working capital and general corporate purposes.

The Secured Convertible Notes will bear interest at an annual rate of 6.5%, with such interest payable quarterly; provided, however, that until the first to occur of ACER-001 Approval and the repayment in full of the Secured Convertible Notes, interest will not be payable in cash, but will accrue and be payable in cash within three business days of ACER-001 Approval. Each of the Holders has the right, during the 30-day periods beginning 12 months, 18 months and 24 months after the Convertible Note Financing, to require the Company to redeem the Convertible Secured Note held by such Holder at a redemption price of the outstanding principal amount plus any accrued but unpaid interest. Each of the Holders also has the right to convert all or any portion of the outstanding principal amount plus any accrued but unpaid interest under the Convertible Secured Note held by such Holder into shares of Common Stock at a conversion price of $2.50 per share. Each Holder has certain rights with respect to the registration by the Company for resale of the shares of Common Stock issuable upon conversion of the Secured Convertible Note held by such Holder which are forth in the Secured Convertible Note Purchase Agreement. Any outstanding principal, together with all accrued and unpaid interest, will be payable on the third anniversary of the date of issuance, or upon a change of control of the Company if earlier.

Pursuant to the Secured Convertible Note Purchase Agreement, the Secured Convertible Notes will be secured by a lien on collateral representing substantially all assets of the Company, although such security interest will be subordinated to the Company’s obligations under the SWK Credit Agreement and may also be subordinated to the Company’s obligations under the Marathon Credit Agreement.

The foregoing description of the Secured Convertible Note Purchase Agreement and the Secured Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Secured Convertible Note Purchase Agreement and the form of Secured Convertible Note, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Marathon Credit Agreement

On March 4, 2022, the Company also entered into a Credit Agreement (the “Marathon Credit Agreement”) with the lenders party thereto and Marathon, as the agent, sole lead arranger and sole bookrunner, which provides for a senior secured term loan facility in an aggregate amount of up to $42.5 million in a single borrowing (the “Term Loan”). The Term Loan will be available to be borrowed only following ACER-001 Approval and until December 31, 2022 (i.e., if ACER-001 Approval does not occur on or before December 31, 2022, then the Term Loan will not be available), and funding of the Term Loan is also subject to the satisfaction of conditions as set forth in the Marathon Credit Agreement. The Term Loan will be used to refinance certain other indebtedness of the Company (including the Bridge Loan), to pay fees, costs and expenses related to the Marathon Credit Agreement and for other working capital and general corporate purposes. The Marathon Credit Agreement also includes an accordion feature pursuant to which the Company, Marathon and the lenders under the Marathon Credit Agreement may agree to increase the Term Loan commitments by up to an additional $50.0 million dollars for a total commitment of $92.5 million; provided, however, that any such increase is within the sole discretion of each party (i.e., the Company cannot unilaterally trigger such an increase).

The Term Loan will bear interest at an annual rate of 13.5% and will be payable quarterly in arrears. The Company has the option to capitalize up to 4% of such interest commencing on the date on which the Term Loan is funded (the “Term Loan Funding Date”) and continuing until the third anniversary of the Term Loan Funding Date. Commencing on the third anniversary of the Term Loan Funding Date, the principal outstanding amount of the Term Loan will amortize at a rate of 2.78%, payable monthly. The final maturity date of the Term Loan is the earlier of six years after the Term Loan Funding Date or December 31, 2028. The Company has the option to prepay the Term Loan in whole or in part at any time, subject to a prepayment fee equal to (a) if the prepayment is made prior to March 4, 2025, then the greater of 5% or the amount of interest that would have accrued from the date of prepayment until March 4, 2025, (b) if the prepayment is made on or after March 4, 2025, but prior to March 4, 2026, then 3%, (c) if the prepayment is made on or after March 4, 2026, but prior to March 4, 2027, then 2%, or (d) if the prepayment is made on or after March 4, 2027, then 1%.

The Term Loan will be secured by a first priority lien on all assets of the Company and any of its future subsidiaries pursuant to a Guarantee and Collateral Agreement to be entered into on the Term Loan Funding Date between the Company and Marathon, as agent (the “Marathon Security Agreement”). The Marathon Credit Agreement contains customary representations and warranties and affirmative and negative covenants. The Company will pay $212,500 in commitment fees to Marathon in connection with obtaining the commitments in respect of the Term Loan and will pay $637,500 in additional commitment fees to Marathon following ACER-001 Approval or any change of control of the Company or sale or transfer of the ACER-001 product.

In connection with the Marathon Credit Agreement, on March 4, 2022, the Company, Marathon and the Marathon Fund also entered into a Synthetic Royalty Agreement (the “Royalty Agreement”) pursuant to which, in the event of the funding of the Term Loan, the Company will pay Marathon and the Marathon Fund, on a quarterly basis, 2% of certain aggregate revenue from ACER-001 during that quarter (i.e., 2% of the net sales and of the amount of certain other payments), subject to a cap on the aggregate amount of such payments of $15.0 million. Upon a change of control of the Company or the sale of the ACER-001 business to a third party, the Company would pay Marathon and the Marathon Fund the difference between $15.0 million and the aggregate amount of the payments previously made by the Company to Marathon and the Marathon Fund pursuant to the Royalty Agreement.

The foregoing descriptions of the Marathon Credit Agreement, the Marathon Security Agreement and the Royalty Agreement do not purport to be complete and are qualified in their entirety by reference to the Marathon Credit Agreement, the form of Marathon Security Agreement and the Royalty Agreement, which are attached as Exhibits 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Financial Advisor

Reedland Capital Partners, acting through Weild & Co., member FINRA|SIPC (“Reedland”), served as the Company’s exclusive financial advisor with respect to the financings contemplated by the SWK Credit Agreement, the Secured Convertible Note Purchase Agreement and the Marathon Credit Agreement. In connection with the funding of the Bridge Loan and the Convertible Note Financing, the Company will pay Reedland a fee of approximately $500,000 for its services. In connection with a funding of the Term Loan, the Company expects to pay Reedland an additional fee of approximately $700,000 for its services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the SWK Credit Agreement, the Bridge Loan, the Secured Convertible Note Purchase Agreement, the Secured Convertible Note, the Marathon Credit Agreement Credit Agreement and the Royalty Agreement is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the issuance of the SWK Warrant and the Secured Convertible Note is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuances of the SWK Warrant to SWK and the issuance of the Secured Convertible Note to Marathon have been made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On March 7, 2022, the Company issued a press release announcing the SWK Credit Agreement, the Secured Convertible Note Purchase Agreement, the Marathon Credit Agreement Credit Agreement and the Royalty Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including statements regarding various proposed financings for the Company as well as an approval for marketing of ACER-001, that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “expect,” “may,” “will,” “shall,” “would,” “anticipate” or other comparable terms. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding financings, future operations, timelines, future revenues, regulatory submissions, product approvals, liquidity, prospects, plans and objectives of the Company’s management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the funding of the Company pursuant to the identified financing arrangements, the ability of ACER-001 to safely and effectively treat disease and to be approved for marketing, and the commercial or market opportunity for ACER-001. Such statements are based on the current expectations of the Company’s management and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund the Company’s various product candidate development programs and to meet the Company’s business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by the Company’s intellectual property, risks related to the drug development and regulatory approval processes, including the timing and requirements of regulatory actions, the impact of competitive products and technological changes, and the risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q and 10-Q/A and Annual Report on Form 10-K. There can be no assurance that any of the proposed financings will in fact be consummated in the manner described or at all, or that ACER-001 will ever receive marketing approval. Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Credit Agreement dated March 4, 2022, among Acer Therapeutics Inc., the lenders party thereto and SWK Funding LLC, as the agent, sole lead arranger and sole bookrunner.

10.2*	Guarantee and Collateral Agreement dated March 4, 2022, among Acer Therapeutics Inc. and SWK Funding LLC, as agent.

10.3	Warrant issued on March 4, 2022, by the Company to SWK Funding LLC pursuant to the Credit Agreement dated March 4, 2022, among Acer Therapeutics Inc., the lenders party thereto and SWK Funding LLC, as the agent, sole lead arranger and sole bookrunner.

10.4*	Secured Convertible Note Purchase Agreement dated March 4, 2022, between Acer Therapeutics Inc., MAM Aardvark, LLC and Marathon Healthcare Finance Fund, L.P.

10.5	Form of Secured Convertible Note issuable by Acer Therapeutics Inc. to MAM Aardvark, LLC and Marathon Healthcare Finance Fund, L.P. pursuant to the Secured Convertible Note Purchase Agreement dated March 4, 2022, between Acer Therapeutics Inc. and MAM Aardvark, LLC and Marathon Healthcare Finance Fund, L.P.

10.6*	Credit Agreement dated March 4, 2022, among Acer Therapeutics Inc., the lenders party thereto and MAM Aardvark, LLC, as the agent, sole lead arranger and sole bookrunner.

10.7	Form of Guarantee and Collateral Agreement to be dated the Term Loan Funding Date among Acer Therapeutics Inc. and MAM Aardvark, LLC, as agent.

10.8	Synthetic Royalty Agreement dated March 4, 2022, between Acer Therapeutics Inc., MAM Aardvark, LLC and Marathon Healthcare Finance Fund, L.P.

99.1	Press release issued by Acer Therapeutics Inc. on March 7, 2022, titled “Acer Therapeutics Secures up to $48.5 Million in Convertible Note and Secured Loan Financing Facilities.”

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer